                                                                [EXECUTION COPY]

                                                                    EXHIBIT 4.06





                          REGISTRATION RIGHTS AGREEMENT



                         Dated as of September 22, 1997


                                      among


                CRESCENT REAL ESTATE EQUITIES LIMITED PARTNERSHIP


                                       and


                               MERRILL LYNCH & CO.


                                       and


                              SALOMON BROTHERS INC




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                          REGISTRATION RIGHTS AGREEMENT


     This Registration Rights Agreement (the "Agreement") is dated as of September 22, 1997, by and among CRESCENT REAL ESTATE EQUITIES LIMITED PARTNERSHIP, a Delaware limited partnership (the "Issuer"), and MERRILL LYNCH & CO. and SALOMON BROTHERS INC (collectively, the "Initial Purchasers"). This Agreement is entered into in connection with the Purchase Agreement, dated as of September 22, 1997, among the Issuer and the Initial Purchasers (the "Purchase Agreement") relating to the sale by the Issuer to the Initial Purchasers, severally, of $150,000,000 aggregate principal amount of its 6 5/8% Notes due 2002 (the "2002 Notes") and $250,000,000 aggregate principal amount of its 7 1/8% Notes due 2007 (the "2007 Notes," and together with the 2002 Notes, the "Notes"). In order to induce the Initial Purchasers to enter into the Purchase Agreement, the Issuer has agreed to provide the registration rights set forth in this Agreement for the equal benefit of both of the Initial Purchasers and their direct and indirect transferees on the terms and conditions hereinafter set forth. The execution and delivery of this Agreement is a condition to the Initial Purchasers' obligation to purchase the Notes under the Purchase Agreement. The parties hereby agree as follows:


1.   DEFINITIONS

     As used in this Agreement, the following terms shall have the following meanings:

     Additional Interest: See Section 4.

     Advice: See Section 5.

     Applicable Period: See Section 2(b).

     Consummation Date: The 180th day after the Issue Date.

     Effectiveness Period: See Section 3(a).

     Event Date: See Section 4(b).

     Exchange Act: The Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

     Exchange Offer: See Section 2(a).

     Exchange Registration Statement: See Section 2(a).

     Exchange Securities: See Section 2(a).

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     Holder: Any record holder of Registrable Securities.

     Indemnified Person: See Section 7.

     Indemnifying Person: See Section 7.

     Indenture: The Indenture, dated as of September 22, 1997, among the Issuer and State Street Bank and Trust Company of Missouri, N.A., as trustee, pursuant to which the Notes are being issued, as amended or supplemented from time to time in accordance with the terms thereof.

     Initial Purchasers: See the introductory paragraph to this Agreement.

     Initial Shelf Registration: See Section 3(a).

     Inspectors: See Section 5(n).

     Issue Date: The original issue date of the Notes.

     Issuer: See the introductory paragraph to this Agreement.

     NASD: See Section 5(r).

     Notes: See the introductory paragraph to this Agreement.

     Participant: See Section 7.

     Participating Broker-Dealer: See Section 2(b).

     Person: An individual, corporation, limited liability company, limited or general partnership, limited liability partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.


     Private Exchange: See Section 2(b).

     Private Exchange Securities: See Section 2(b).

     Prospectus: The prospectus included in any Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.




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     Records: See Section 5(n).

     Registrable Securities: The Notes, each Exchange Security as to which
Section 2(c)(1)(A) hereof is applicable upon original issuance and at all times subsequent thereto and, if issued, the Private Exchange Securities, until in the case of any such Notes, Exchange Securities or Private Exchange Securities, as the case may be, (i) a Registration Statement (other than, with respect to any Exchange Security as to which Section 2(c)(1)(A) hereof is applicable, the Exchange Registration Statement) covering such Notes, Exchange Securities or Private Exchange Securities has been declared effective by the SEC and such Notes, Exchange Securities or Private Exchange Securities, as the case may be, have been disposed of in accordance with such effective Registration Statement,
(ii) such Notes, Exchange Securities or Private Exchange Securities, as the case may be, are sold in compliance with Rule 144, (iii) the date on which such Notes, Exchange Securities or Private Exchange Securities, as the case may be, are eligible for distribution to the public pursuant to Rule 144(k) under the Securities Act (or any similar provision then in force) or (iv) such Notes, Exchange Securities or Private Exchange Securities, as the case may be, cease to be outstanding.

     Registration Statement: Any registration statement of the Issuer, including, but not limited to, the Exchange Registration Statement, that covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

     Rule 144: Rule 144 promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule (other than Rule 144A) or regulation hereafter adopted by the SEC providing for offers and sales of securities made in compliance therewith resulting in offers and sales by subsequent holders that are not affiliates of an issuer of such securities being free of the registration and prospectus delivery requirements of the Securities Act.

     Rule 144A: Rule 144A promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule (other than Rule 144) or regulation hereafter adopted by the SEC.

     Rule 415: Rule 415 promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

     SEC: The Securities and Exchange Commission.

     Securities Act: The Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.



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     Shelf Notice: See Section 2(c).

     Shelf Registration: See Section 3(b).

     Subsequent Shelf Registration: See Section 3(b).

     TIA: The Trust Indenture Act of 1939, as amended.

     Trustee: The trustee as defined in the Indenture.

     Underwritten registration or underwritten offering: A registration in which securities of the Issuers are sold to an underwriter for reoffering to the public.


2.   EXCHANGE OFFER

        (a) The Issuer agrees to file with the SEC after the Issue Date an offer to exchange (the "Exchange Offer") any and all of the Notes for a like aggregate principal amount of debt securities of the Issuer which are identical in all material respects to the respective Notes (the "Exchange Securities") (and which are entitled to the benefits of the Indenture which, as of the commencement of the Exchange Offer, will have been qualified under the TIA), except that the Exchange Securities shall have been registered pursuant to an effective Registration Statement under the Securities Act and shall contain no restrictive legend thereon. The Issuer agrees to use its reasonable best efforts to keep the Exchange Offer open for such period as is required by applicable law after the effectiveness of the Exchange Offer Registration Statement (as defined below) and to consummate the Exchange Offer on or prior to the Consummation Date. The Exchange Offer will be registered under the Securities Act on the appropriate form (the "Exchange Registration Statement") and will comply with all applicable tender offer rules and regulations under the Exchange Act. Each Holder who participates in the Exchange Offer will be deemed to represent that any Exchange Securities received by it will be acquired in the ordinary course of its business, that at the time of the consummation of the Exchange Offer such Holder will have no arrangement with any person to participate in the distribution of the Exchange Securities in violation of the provisions of the Securities Act, and that such Holder is not an affiliate of the Issuer within the meaning of the Securities Act. Upon consummation of the Exchange Offer in accordance with this
Section 2, the provisions of this Agreement shall continue to apply, mutatis mutandis, solely with respect to Registrable Securities that are Private Exchange Securities and Exchange Securities held by Participating Broker-Dealers (provided that in the case of Exchange Securities held by Participating Broker-Dealers, the provisions of this Agreement shall continue to apply only for a period of 120 days (subject to extension under the circumstances described in the last paragraph of Section 5) after the effective date of the Exchange Registration Statement or for such shorter period ending when all of the Exchange






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Securities held by such Participating Broker-Dealers have been sold), and the
Issuer shall have no further obligation to register Registrable Securities (other than Private Exchange Securities and other than Exchange Securities as to which clause (c)(1)(A) hereof applies) pursuant to Section 3 of this Agreement. No securities other than the Exchange Securities shall be included in the Exchange Registration Statement.

        (b) The Issuer shall include within the Prospectus contained in the Exchange Registration Statement one or more section(s), which shall contain a summary statement of the positions taken or policies made by the Staff of the SEC with respect to the potential "underwriter" status of any broker-dealer that is the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of Exchange Securities received by such broker-dealer in the Exchange Offer (a "Participating Broker-Dealer"). Such section(s) shall also allow the use of the Prospectus by all categories of persons required to be specified in the Registration Statement as subject to the prospectus delivery requirements of the Securities Act, including all Participating Broker-Dealers, and include a statement describing the means by which Participating Broker-Dealers may resell the Exchange Securities.

          The Issuer shall use its reasonable best efforts to keep the Exchange Registration Statement effective and to amend and supplement the Prospectus contained therein in order to permit such Prospectus to be lawfully delivered by all persons subject to the prospectus delivery requirements of the Securities Act for such period of time as such persons must comply with such requirements in order to resell the Exchange Securities, provided that such period shall not exceed 120 days (or such longer period if extended pursuant to the last paragraph of Section 5) (the "Applicable Period").

          If, prior to consummation of the Exchange Offer, an Initial Purchaser holds any Notes acquired by it and having the status of an unsold allotment in the initial distribution, the Issuer, upon the request of such Initial Purchaser, shall, simultaneously with the delivery of the Exchange Securities in the Exchange Offer, issue and deliver to each such Initial Purchaser, in exchange (the "Private Exchange") for the Notes held by such Initial Purchaser, a like principal amount of debt securities of the Issuer that are identical in all material respects to the Exchange Securities (the "Private Exchange Securities") (and which are issued pursuant to the Indenture) except for the placement of a restrictive legend on such Private Exchange Securities. The Private Exchange Securities shall bear the same CUSIP number as the Exchange Securities. Interest on the Exchange Securities and Private Exchange Securities will accrue from the last interest payment date on which interest was paid on the Notes surrendered in exchange therefor or, if no interest has been paid on the Notes, from the Issue Date.

          Any board resolution or officers' certificate under the Indenture under which the Exchange Securities or the Private Exchange Securities will be




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issued shall provide that the holders of any of the Exchange Securities and the
Private Exchange Securities will vote and consent together on all matters (to which such holders are entitled to vote or consent) as one class and that none of the holders of the Exchange Securities and the Private Exchange Securities will have the right to vote or consent as a separate class on any matter (to which such holders are entitled to vote or consent).

        (c) If (1) prior to the consummation of the Exchange Offer, the Issuer reasonably determines in good faith or Holders of at least a majority in aggregate principal amount of the Registrable Securities notify the Issuer that they have reasonably determined in good faith that (A) in the opinion of counsel to the Issuer or to such Holders, upon which opinion the Issuer is entitled to rely, the Exchange Securities would not, upon receipt, be tradeable by such Holders who are not affiliates of the Issuer without restriction under the Securities Act and without restrictions under applicable blue sky or state securities laws or (B) in the opinion of counsel to such Holders or counsel to the Issuer, upon which opinion the Issuer is entitled to rely, the SEC is unlikely to permit the consummation of the Exchange Offer and/or (2) subsequent to the consummation of the Private Exchange, holders of at least a majority in aggregate principal amount of the Private Exchange Securities so request with respect to the Private Exchange Securities and/or (3) the Exchange Offer is commenced and not consummated prior to the Consummation Date for any reason, then the Issuer shall promptly deliver to the Holders and the Trustee notice thereof (the "Shelf Notice") and shall thereafter file an Initial Shelf Registration as set forth in Section 3 (which only in the circumstances contemplated by clause (2) of this sentence will relate solely to the Private Exchange Securities). The parties hereto agree that, following the delivery of a Shelf Notice to the Holders of Registrable Securities (only in the circumstances contemplated by clauses (1) and/or (3) of the preceding sentence), the Issuer shall not have any further obligation to conduct the Exchange Offer or the Private Exchange under this Section 2.


3.   SHELF REGISTRATION

        If a Shelf Notice is delivered as contemplated by Section 2(c), then:

        (a) Initial Shelf Registration. The Issuer shall as promptly as reasonably practicable and in any event within 60 days of the delivery of the Shelf Notice prepare and file with the SEC a Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 covering all of the Registrable Securities (the "Initial Shelf Registration"), which Initial Shelf Registration shall be on an appropriate form permitting registration of such Registrable Securities for resale by such Holders in the manner or manners designated by them (including, without limitation, one or more underwritten offerings) provided, however, that notwithstanding any provision of this Agreement to the contrary, if the Issuer is






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ineligible to file the Initial Shelf Registration on Form S-3 (or similar successor form promulgated under the Securities Act) at the time of delivery of the Shelf Notice, the Issuer's obligation to file the Initial Shelf Registration hereunder shall be extended until the Issuer is eligible to file the Initial Shelf Registration on Form S-3 (or successor form) and the Issuer shall have no obligation to file the Initial Shelf Registration if the Effectiveness Period shall have expired prior to such time; provided further that no extension or elimination of the Issuer's obligation to file the Initial Shelf Registration pursuant to this clause shall eliminate or otherwise affect the Issuer's obligations to pay Additional Interest pursuant to Section 4. The Issuer shall not permit any securities other than the Registrable Securities to be included in the Initial Shelf Registration or any Subsequent Shelf Registration. The Issuer shall use its reasonable best efforts to cause the Initial Shelf Registration to be declared effective as soon as practicable under the Securities Act and to keep the Initial Shelf Registration continuously effective under the Securities Act until the date which is the earliest of (i) two years (or any shorter period under Rule 144(k) under the Securities Act) from the Issue Date (subject to extension pursuant to the last paragraph of Section 5 hereof), (ii) the date on which all Registrable Securities covered by the Initial Shelf Registration have been sold in the manner set forth and as contemplated in the Initial Shelf Registration or (iii) the date on which Registrable Securities no longer exist (the "Effectiveness Period") or such shorter period ending when a Subsequent Shelf Registration covering all of the Registrable Securities has been declared effective under the Securities Act.

        (b) Subsequent Shelf Registrations. If the Initial Shelf Registration or any Subsequent Shelf Registration ceases to be effective for any reason at any time during the Effectiveness Period (other than because of the sale of all of the securities registered thereunder), the Issuer shall use its reasonable best efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof, and in any event shall within 60 days of such cessation of effectiveness use its reasonable best efforts to amend the Shelf Registration in a manner reasonably expected to obtain the withdrawal of the order suspending the effectiveness thereof, or file an additional "shelf" Registration Statement pursuant to Rule 415 covering all of the Registrable Securities (a "Subsequent Shelf Registration"). If a Subsequent Shelf Registration is filed, the Issuer shall use its reasonable best efforts to cause the Subsequent Shelf Registration to be declared effective as soon as practicable after such filing and to keep such Registration Statement continuously effective for a period equal to the number of days in the Effectiveness Period less the aggregate number of days during which the Initial Shelf Registration or any Subsequent Shelf Registration was previously continuously effective. As used herein the term "Shelf Registration" means the Initial Shelf Registration and any Subsequent Shelf Registration.

        (c) Supplements and Amendments. The Issuer shall promptly supplement and amend the Shelf Registration if required by the rules, regulations




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or written instructions applicable to the registration form used for such Shelf
Registration, if required by the Securities Act, or if reasonably requested by the Holders of a majority in aggregate principal amount of the Registrable Securities covered by such Registration Statement or by any underwriter of such Registrable Securities because the failure to do so would result in the Shelf Registration Statement containing a material misstatement or omission.


4.   ADDITIONAL INTEREST

        (a) The Issuer and the Initial Purchaser agree that the Holders of Registrable Securities will suffer damages if the Issuer fails to fulfill its obligations under Section 2 or Section 3 hereof and that it would not be feasible to ascertain the extent of such damages with precision. Accordingly, the Issuer agrees to pay, as liquidated damages, additional interest on the Registrable Securities ("Additional Interest") under the circumstances and to the extent set forth below (each of which shall be a "Registration Default" and shall be given independent effect and shall not be duplicative or cumulative):

          (i)(a) if the Exchange Offer is required to be consummated hereunder and the Issuer fails to issue Exchange Securities prior to the Consummation Date or (b) the Initial Shelf Registration is not declared effective by the SEC on or prior to the Consummation Date, Additional Interest shall accrue on the Registrable Securities included or which should have been included in such Registration Statement over and above the stated interest at a rate of .50% per annum commencing on the day immediately following the Consummation Date;

          (ii) if the Shelf Registration has been declared effective and thereafter ceases to be effective or the Prospectus contained therein ceases to be usable at any time during the Effectiveness Period, as a result of the delivery by the Issuer of the notice specified in the last paragraph of Section 5 instructing that disposition of the Registrable Securities be discontinued, and such failure to remain effective or usable exists for more than 90 days (whether or not consecutive) in any 12-month period, then Additional Interest shall accrue on the Registrable Securities (over and above the stated interest) at a rate of .50% per annum commencing on the 91st day in such 12-month period in which such Shelf Registration ceases to be effective or the Prospectus contained therein ceases to be usable;

provided, however, that if the Issuer shall request Holders of Notes to provide the information called for by this Agreement for inclusion in the Shelf Registration Statement, the Notes owned by Holders who do not deliver such information to the Issuer will not be entitled to any Additional Interest for so long as such Holder's failure to provide such information continues, unless the Issuer is notified in writing by an authorized officer of the Trustee under the Indenture or The Depository Trust Company ("DTC") as the record Holder of the Notes, that the






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calculation of payments to beneficial owners of the Notes as a result of this provision is not reasonably practicable; provided further that (1) upon the consummation of the Exchange Offer or the effectiveness of the Shelf Registration as required hereunder (in the case of clause (i) of this Section
4), or (2) in the case of clause (ii) of this Section 4 upon the effectiveness of a Shelf Registration which had ceased to remain effective or the receipt of a supplemental or amended Prospectus contemplated by Section 5(j) or the receipt of the Advice which resumed the use of the Prospectus, Additional Interest on the Registrable Securities as a result of such clause shall cease to accrue so long as no other Registration Default has occurred and is continuing. Notwithstanding any provision to the contrary, (A) so long as any Registrable Security is then covered by an effective Shelf Registration Statement or usable Prospectus as defined in clause (ii) of this Section 4(a), no Additional Interest shall accrue on such Registrable Security and (B) no Additional Interest shall accrue following the termination of the Effectiveness Period.

        (b) The Issuer shall notify the Trustee within three business days after each and every date on which an event occurs in respect of which Additional Interest is required to be paid (an "Event Date"). The Issuer shall pay the Additional Interest due on the Registrable Securities by depositing with the Trustee, in trust, for the benefit of the Holders thereof, on or before the applicable semiannual interest payment date, immediately available funds in sums sufficient to pay the Additional Interest then due to Holders of Registrable Securities. The Additional Interest amount due shall be payable on each interest payment date to the record Holder of Registrable Securities entitled to receive the interest payment to be made on such date as set forth in the Indenture. The amount of Additional Interest will be determined by multiplying the applicable Additional Interest rate by the principal amount of the affected Registrable Securities of such Holders, multiplied by a fraction, the numerator of which is the number of days such Additional Interest rate was applicable during such period (determined on the basis of a 360-day year comprised of twelve 30-day months and, in the case of a partial month, the actual number of days elapsed), and, the denominator of which is 360. Each obligation to pay Additional Interest shall be deemed to accrue on the first day immediately following the occurrence of the applicable Event Date. The parties hereto agree that the Additional Interest provided for in this Section 4 constitutes a reasonable estimate of the damages that may be incurred by Holders of Registrable Securities by reason of the failure of a Shelf Registration to be declared effective or the Exchange Offer to be consummated, or a Shelf Registration to remain effective or Prospectus contained therein to be usable as defined in Section 4(a)(ii), as the case may be, in accordance with this Section 4.


5.   REGISTRATION PROCEDURES

        In connection with the registration of any Registrable Securities pursuant to Section 2 or 3 hereof, the Issuer shall effect such registration to permit






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the sale of such Registrable Securities in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Issuer shall:

        (a) Use its reasonable best efforts to prepare and file with the SEC, after the date hereof in the case of the Exchange Registration Statement and prior to the 60th day after delivery of a Shelf Notice in the case of the Shelf Registration Statement, a Registration Statement or Registration Statements as prescribed by Section 2 or 3, and use its reasonable best efforts to cause each such Registration Statement to become effective and remain effective as provided herein, provided that, if (1) such filing is pursuant to Section 3, or (2) a Prospectus contained in an Exchange Registration Statement filed pursuant to
Section 2 is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Securities during the Applicable Period, before filing any Registration Statement or Prospectus or any amendments or supplements thereto, the Issuer shall upon written request furnish to and afford the Holders of the Registrable Securities (which in the case of Registrable Securities in the form of global certificates shall be DTC) and each such Participating Broker-Dealer, as the case may be, covered by such Registration Statement, their counsel and the managing underwriters, if any, a reasonable opportunity to review copies of all such documents (including copies of any documents to be incorporated by reference therein and all exhibits thereto) proposed to be filed. If such persons do not provide comments regarding the Registration Statement to the Issuer within five business days, they will be deemed to have no such comments.

        (b) Prepare and file with the SEC such amendments and post-effective amendments to each Shelf Registration or Exchange Registration Statement, as the case may be, as may be necessary to keep such Registration Statement continuously effective for the Effectiveness Period or the Applicable Period, as the case may be; cause the related Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act; and comply with the provisions of the Securities Act, the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to them with respect to the disposition of all securities covered by such Registration Statement as so amended or in such Prospectus as so supplemented and with respect to the subsequent resale of any securities being sold by a Participating Broker-Dealer covered by any such Prospectus; the Issuer shall not be deemed to have used its reasonable best efforts to keep a Registration Statement effective during the Applicable Period if the Issuer voluntarily takes any action that would result in selling Holders of the Registrable Securities covered thereby or Participating Broker-Dealers seeking to sell Exchange Securities not being able to sell such Registrable Securities or such Exchange Securities during that period unless such action is required by applicable law or unless the Issuer complies with this Agreement, including without limitation, the provisions of paragraph 5(k) hereof and the last paragraph of this Section 5.




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        (c) If (1) a Shelf Registration is filed pursuant to Section 3, or (2) a
Prospectus contained in an Exchange Registration Statement filed pursuant to
Section 2 is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Securities during the Applicable Period, notify the selling Holders of Registrable Securities, or each such Participating Broker-Dealer, as the case may be, their counsel and the managing underwriters, if any, who have provided the Issuer with their names and addresses promptly (but in any event within two business days), and confirm such notice in writing, (i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective under the Securities Act (including in such notice a written statement that any Holder may, upon request, obtain, without charge, one conformed copy of such Registration Statement or post-effective amendment including financial statements and schedules, documents incorporated or deemed to be incorporated by reference and exhibits), (ii) of the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of any preliminary prospectus or the initiation of any proceedings for that purpose, (iii) of the receipt by the Issuer of any notification with respect to the suspension of the qualification or exemption from qualification of a Registration Statement or any of the Registrable Securities or the Exchange Securities to be sold by any Participating Broker-Dealer for offer or sale in any jurisdiction, or the initiation or, to the knowledge of the Issuer, threatening of any proceeding for such purpose,
(iv) of the happening of any event or any information becoming known that makes any statement made in such Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in such Registration Statement, Prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (v) any reasonable determination of the Issuer that a post-effective amendment to a Registration Statement would be appropriate.

        (d) If (1) a Shelf Registration is filed pursuant to Section 3, or (2) a Prospectus contained in an Exchange Registration Statement filed pursuant to
Section 2 is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Securities during the Applicable Period, use their reasonable best efforts to prevent the issuance of any order suspending the effectiveness of such Registration Statement or of any order preventing or suspending the use of a Prospectus or suspending the qualification (or exemption from qualification) of any of the Registrable Securities or the Exchange Securities to





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be sold by any Participating Broker-Dealer, for sale in any jurisdiction, and, if any such order is issued, to use their reasonable best efforts to obtain the withdrawal of any such order at the earliest possible moment.

        (e) If a Shelf Registration is filed pursuant to Section 3 and if requested by the managing underwriters, if any, or the Holders of a majority in aggregate principal amount of the Registrable Securities being sold in connection with an underwritten offering, (i) promptly incorporate in a prospectus supplement or post-effective amendment such information as such managing underwriters or such Holders or counsel reasonably request to be included therein, or (ii) make all required filings of such prospectus supplement or such post-effective amendment as soon as practicable after the Issuer has received notification of the matters to be incorporated in such prospectus supplement or post-effective amendment.

        (f) If (1) a Shelf Registration is filed pursuant to Section 3, or (2) a Prospectus contained in an Exchange Registration Statement filed pursuant to
Section 2 is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Securities during the Applicable Period, furnish to each selling Holder of Registrable Securities and to each such Participating Broker-Dealer who so requests and to counsel and each managing underwriter, if any, without charge, one conformed copy of the Registration Statement or Statements and each post-effective amendment thereto, including financial statements and schedules, and, if requested, all documents incorporated or deemed to be incorporated therein by reference and all exhibits.

        (g) If (1) a Shelf Registration is filed pursuant to Section 3, or (2) a Prospectus contained in an Exchange Registration Statement filed pursuant to
Section 2 is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Securities during the Applicable Period, deliver to each selling Holder of Registrable Securities, or each such Participating Broker-Dealer, as the case may be, their counsel, and the underwriters, if any, without charge, as many copies of the Prospectus or Prospectuses (including each form of preliminary prospectus) and each amendment or supplement thereto and any documents incorporated by reference therein as such Persons may reasonably request; and, subject to the last paragraph of this
Section 5, the Issuer hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders of Registrable Securities or each such Participating Broker-Dealer, as the case may be, and the underwriters or agents, if any, and dealers (if any), in connection with the offering and sale of the Registrable Securities covered by or the sale by Participating Broker-Dealers of the Exchange Securities pursuant to such Prospectus and any amendment or supplement thereto.

        (h) Prior to any public offering of Registrable Securities or any delivery of a Prospectus contained in the Exchange Registration Statement by any Participating Broker-Dealer who seeks to sell Exchange Securities during the

Applicable Period, to use their reasonable best efforts to register or qualify, and to cooperate with the selling Holders of Registrable Securities or each such Participating Broker-Dealer, as the case may be, the underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any selling Holder, Participating Broker-Dealer, or the managing underwriters reasonably request in writing, provided that where Exchange Securities held by Participating Broker-Dealers or Registrable Securities are offered other than through an underwritten offering, the Issuer agrees to cause its counsel to perform Blue Sky investigations and file registrations and qualifications required to be filed pursuant to this
Section 5(h); keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective and do any and all other reasonable acts or things necessary or advisable to enable the disposition in such jurisdictions of the Exchange Securities held by Participating Broker-Dealers or the Registrable Securities covered by the applicable Registration Statement, provided that the Issuer shall not be required to (A) qualify generally to do business in any jurisdiction where it is not then so qualified, (B) take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or (C) subject itself to taxation in excess of a nominal dollar amount in any such jurisdiction.

        (i) If a Shelf Registration is filed pursuant to Section 3, reasonably cooperate with the selling Holders of Registrable Securities and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold, which certificates shall not bear any restrictive legends and shall be in a form eligible for deposit with DTC; and enable such Registrable Securities to be registered in such names as the managing underwriter or underwriters, if any, or Holders may request.

        (j) If (1) a Shelf Registration is filed pursuant to Section 3, or (2) a Prospectus contained in an Exchange Registration Statement filed pursuant to
Section 2 is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Securities during the Applicable Period, upon the occurrence of any event contemplated by paragraph 5(c)(iv) or 5(c)(v) above, as promptly as practicable prepare and (subject to Section 5(a) above) file with the SEC, solely at the expense of the Issuer, a supplement or post-effective amendment to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, or file any other required document so that, as thereafter delivered to the purchaser of the Registrable Securities being sold thereunder or to the purchasers of the Exchange Securities to whom such Prospectus will be delivered by a Participating Broker-Dealer, any such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

        (k) Use its reasonable best efforts to cause the Registrable Securities covered by a Registration Statement or the Exchange Securities, as the case may be, to be rated with Moody's Investors Service, Inc. and Standard & Poor's Rating Services, a division of the McGraw-Hill Companies, if so requested by the Holders of a majority in aggregate principal amount of Registrable Securities covered by such Registration Statement or the Exchange Securities, as the case may be, or the managing underwriters, if any.

        (l) Prior to the effective date of the first Registration Statement relating to the Registrable Securities, (i) provide the Trustee with printed certificates for the Registrable Securities in a form eligible for deposit with DTC and (ii) provide a CUSIP number for the Registrable Securities.

        (m) In connection with an underwritten offering of Registrable Securities pursuant to a Shelf Registration, enter into an underwriting agreement as is customary in underwritten offerings and take all such other actions as are reasonably requested by the managing underwriters in order to expedite or facilitate the registration or the disposition of such Registrable Securities, and in such connection, (i) make such representations and warranties to the underwriters, with respect to the business of the Issuer and its subsidiaries, if any, and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, as are customarily made by the Issuer to underwriters in underwritten offerings, and confirm the same if and when requested; (ii) obtain an opinion of counsel to the Issuer and updates thereof in form and substance reasonably satisfactory to the managing underwriters, addressed to the underwriters covering the matters customarily covered in opinions requested in underwritten offerings; (iii) obtain "cold comfort" letters and updates thereof in form and substance reasonably satisfactory to the managing underwriters from the independent certified public accountant(s) of the Issuer (and, if necessary, any other independent certified public accountants of any subsidiary of the Issuer or of any business acquired by the Issuer for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to each of the underwriters, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with underwritten offerings; and (iv) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures no less favorable than those set forth in Section 7 hereof (or such other provisions and procedures acceptable to Holders of a majority in aggregate principal amount of Registrable Securities covered by such Registration Statement and the managing underwriters or agents) with respect to all parties to be indemnified pursuant to said Section. The above shall be done at each closing under such underwriting agreement, or as and to the extent required thereunder.

        (n) If (1) a Shelf Registration is filed pursuant to Section 3, or (2) a Prospectus contained in an Exchange Registration Statement filed pursuant to
Section 2 is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Securities during the Applicable Period, make available for inspection by any selling Holder of such Registrable Securities being sold, or each such Participating Broker-Dealer, as the case may be, any underwriter participating in any such disposition of Registrable Securities, and any attorney, accountant or other agent retained by any such selling holder or each such Participating Broker-Dealer, as the case may be, or underwriter (collectively, the "Inspectors"), at the offices where normally kept, during reasonable business hours, all financial and other records, pertinent corporate documents and properties of the Issuer (collectively, the "Records"), as shall be reasonably necessary to enable them to exercise any applicable due diligence responsibilities, and cause the officers, directors and employees of the Issuer to supply all information in each case reasonably requested by any such Inspector in connection with such Registration Statement. Records determined in good faith by the Issuer to be confidential shall not be disclosed by any Inspector notified of such determination unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such Registration Statement, (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction or (iii) the information in such Records has been made generally available to the public. Each selling Holder of such Registrable Securities, each such Participating Broker-Dealer and underwriters and agents of any of them will be required to enter into a confidentiality agreement in the form customarily provided by the Issuer. Each selling Holder of such Registrable Securities and each such Participating Broker-Dealer will be required to further agree that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Issuer and allow it at its own expense to undertake appropriate action to prevent disclosure of the Records deemed confidential.

        (o) Provide an indenture trustee for the Registrable Securities or the Exchange Securities, as the case may be, and cause the Indenture to be qualified under the TIA not later than the effective date of the Exchange Offer or the first Registration Statement relating to the Registrable Securities; and in connection therewith, cooperate with the trustee under the Indenture and the Holders of the Registrable Securities, to effect such changes thereto as may be required for the Indenture to be so qualified in accordance with the terms of the TIA; and execute, and use its reasonable best efforts to cause such trustee to execute, all documents as may be required to effect such changes, and all other forms and documents required to be filed with the SEC to enable the Indenture to be so qualified in a timely manner.

        (p) Comply in all material respects with all applicable rules and regulations of the SEC and make generally available to its securityholders earning statements satisfying the provisions of Section 11(a) of the Securities Act and

Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than 90 days after the end of each 12-month period (i) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in a firm commitment or best efforts underwritten offering and (ii) if not sold to underwriters in such an offering, commencing on the first day of the first fiscal quarter of the Issuer after the effective date of a Shelf Registration Statement, which statements shall cover said 12-month periods.

        (q) If an Exchange Offer or a Private Exchange is to be consummated, upon delivery of the Registrable Securities by Holders to the Issuer (or to such other Person as directed by the Issuer) in exchange for the Exchange Securities or the Private Exchange Securities, as the case may be, the Issuer shall mark, or cause to be marked, on such Registrable Securities that such Registrable Securities are being canceled in exchange for the Exchange Securities or the Private Exchange Securities, as the case may be; in no event shall such Registrable Securities be marked as paid or otherwise satisfied.

        (r) Reasonably cooperate with each seller of Registrable Securities covered by any Registration Statement and each underwriter, if any, participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the National Association of Securities Dealers, Inc. (the "NASD").

        (s) Use its reasonable best efforts to take all other steps necessary to effect the registration of the Registrable Securities covered by a Registration Statement contemplated hereby.

        Throughout the Effectiveness Period, the Issuer may require each seller of Registrable Securities or Participating Broker-Dealer as to which any registration is being effected to furnish to the Issuer such information regarding such seller or Participating Broker-Dealer and the distribution of such Registrable Securities or Exchange Securities to be sold by such Participating Broker-Dealer, as the case may be, as the Issuer may, from time to time, reasonably request. The Issuer may exclude from such registration the Registrable Securities of any seller or Participating Broker-Dealer who unreasonably fails to furnish such information within a reasonable time after receiving such request. Each seller as to which any Shelf Registration is being effected is deemed to agree to furnish promptly (and in any event within five business days) to the Issuer all information required to be disclosed in order to make the information previously furnished to the Issuer by such seller not materially misleading.

        Each Holder of Registrable Securities and each Participating Broker-Dealer agrees by acquisition of such Registrable Securities or Exchange Securities to be sold by such Participating Broker-Dealer, as the case may be, that, upon receipt of any notice from the Issuer of the happening of any event of the kind described in Section 5(c)(ii), 5(c)(iii), 5(c)(iv), or 5(c)(v), such Holder or Participating Broker-Dealer will forthwith discontinue disposition of such Registrable Securities covered by such Registration Statement or Prospectus or Exchange Securities to be sold by such Holder or Participating Broker-Dealer, as the case may be, until such holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 5(j), or until it is advised in writing (the "Advice") by the Issuer that the use of the applicable Prospectus may be resumed, and has received copies of any amendments or supplements thereto. In the event the Issuer shall give any such notice, each of the Effectiveness Period and the Applicable Period shall be extended by the number of days during such periods from and including the date of the giving of such notice to and including the date when each seller of Registrable Securities covered by such Registration Statement or Exchange Securities to be sold by such Participating Broker-Dealer, as the case may be, shall have received (x) the copies of the supplemented or amended Prospectus contemplated by Section 5(j) or
(y) the Advice.


6.   REGISTRATION EXPENSES

        (a) All fees and expenses incident to the performance of or compliance with this Agreement by the Issuer shall be borne by the Issuer whether or not the Exchange Offer or a Shelf Registration is filed or becomes effective, including, without limitation, (i) all registration and filing fees (including, without limitation, (A) fees with respect to filings required to be made with the NASD in connection with an underwritten offering and (B) fees and expenses of compliance with state securities or Blue Sky laws (including, without limitation, fees and disbursements of counsel in connection with Blue Sky qualifications of the Registrable Securities or Exchange Securities and determination of the eligibility of the Registrable Securities or Exchange Securities for investment under the laws of such jurisdictions in the United States (x) where the holders of Registrable Securities are located, in the case of the Exchange Securities, or (y) as provided in Section 5(h), in the case of Registrable Securities or Exchange Securities to be sold by a Participating Broker-Dealer during the Applicable Period)), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities or Exchange Securities in a form eligible for deposit with DTC and of printing prospectuses in such form as the Issuer and such managing underwriters, if any, shall determine if the printing of prospectuses is requested by the managing underwriters, if any, or, in respect of Registrable Securities or Exchange Securities to be sold by any Participating Broker-Dealer during the Applicable Period, by the Holders of a majority in aggregate principal amount of the Registrable Securities included in any Registration Statement or of such Exchange Securities, as the case may be), (iii) reasonable messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Issuer and reasonable fees and disbursements of special counsel for the sellers of Registrable Securities (subject to the provisions of Section 6(b)), (v) fees and disbursements of all independent certified public accountants referred to in Section 5(m)(iii) (including, without limitation, the expenses of any special audit and "cold comfort" letters required by or incident to such performance), (vi) rating agency fees, (vii) Securities Act liability insurance, if the Issuer desires such insurance, (viii) fees and expenses of all other Persons retained by the Issuer, (ix) internal expenses of the Issuer (including, without limitation, all salaries and expenses of officers and employees of the Issuer performing legal or accounting duties), (x) the expense of any annual audit required by the Securities Act or the rules and regulations thereunder, (xi) the fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchange on which similar securities issued by the Issuer are then listed, if the Issuer elects to list such securities and (xii) the expenses relating to printing, word processing and distributing all Registration Statements, underwriting agreements, securities sales agreements, indentures and any other documents necessary in order to comply with this Agreement. All underwriting discounts and selling commissions applicable to the sale of Registrable Securities or the sale of Exchange Securities to be sold by a Participating Broker-Dealer shall be borne by the selling Holder or Participating Broker-Dealer, as the case may be.

        (b) In connection with any Shelf Registration hereunder, the Issuer shall reimburse the Holders of the Registrable Securities being registered in such registration for the fees and disbursements of not more than one counsel chosen by the Holders of a majority in aggregate principal amount of the Registrable Securities to be included in such Registration Statement. Such Holders shall be responsible for any and all other out-of-pocket expenses of the Holders of Registrable Securities incurred in connection with the registration of the Registrable Securities.


7.   INDEMNIFICATION

        The Issuer agrees to indemnify and hold harmless each Holder of Registrable Securities and each Participating Broker-Dealer selling Exchange Securities during the Applicable Period, the officers and directors of each such person, and each person, if any, who controls any such person within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act (each, a "Participant"), from and against any and all losses, claims, damages and liabilities (including, without limitation, the reasonable legal fees and other expenses actually incurred in connection with any suit, action or proceeding or any claim asserted) caused by any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages or liabilities are caused by any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to any Participant furnished to the Company in writing by such Participant expressly for use therein; provided that the foregoing indemnity with respect to any preliminary prospectus shall not inure to the benefit of any Participant (or to the benefit of any person controlling such Participant) from whom the person asserting any such losses, claims, damages or liabilities purchased Registrable Securities or Exchange Securities if such untrue statement or omission or alleged untrue statement or omission made in such preliminary prospectus is eliminated or remedied in the related Prospectus (as amended or supplemented if the Issuer shall have furnished any amendments or supplements thereto) and a copy of the related Prospectus (as so amended or supplemented) shall not have been furnished to such person at or prior to the sale of such Registrable Securities or Exchange Securities, as the case may be, to such person.

        Each Participant will be required to agree, severally and not jointly, to indemnify and hold harmless the Issuer, its directors, officers, general partners (including directors and officers of such general partners) and each person who controls the Issuer within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Issuer to each Participant, but only with reference to information relating to such Participant furnished to the Issuer in writing by such Participant expressly for use in any Registration Statement or Prospectus, any amendment or supplement thereto, or any preliminary prospectus. The liability of any Participant under this paragraph shall in no event exceed the proceeds received by such Participant from sales of Registrable Securities giving rise to such obligations.

        If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the "Indemnified Person") shall promptly notify the person against whom such indemnity may be sought (the "Indemnifying Person") in writing, and the Indemnifying Person, upon request of the Indemnified Person, shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others the Indemnifying Person may designate in such proceeding and shall pay the reasonable fees and expenses actually incurred by such counsel related to such proceeding, provided that the failure to so notify the Indemnifying Person shall not relieve it of any obligation or liability which it may have hereunder or otherwise (unless and only to the extent that such failure directly results in the loss or compromise of any material rights or defenses). In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary, (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person or (iii) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for the Participants and such control persons of Participants shall be designated in writing by Participants who sold a majority in interest of Registrable Securities sold by all such Participants and any such separate firm for the Issuer, its directors, officers and such control persons of the Issuer shall be designated in writing by the Issuer. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final non-appealable judgment for the plaintiff, the Indemnifying Person agrees to indemnify any Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested an Indemnifying Person to reimburse the Indemnified Person for reasonable fees and expenses actually incurred by counsel as contemplated by the third sentence of this paragraph, the Indemnifying Person agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such Indemnifying Person of the aforesaid request (ii) such Indemnifying Person shall have received notice of the terms of settlement at least 30 days prior to such settlement being entered into, and (iii) such Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement; provided, however, that the Indemnifying Person shall not be liable for any settlement effected without its consent pursuant to this sentence if the Indemnifying Party is contesting, in good faith, the request for reimbursement. No Indemnifying Person shall, without the prior written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such proceeding.

        If the Indemnification provided for in the first and second paragraphs of this Section 7 is unavailable to an Indemnified Person in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the Issuer on the one hand and the

Participants on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Issuer on the one hand and the Participants on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer or by the Participants and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

        The parties shall agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Participants were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any reasonable legal or other expenses actually incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall a Participant be required to contribute any amount in excess of the amount by which proceeds received by such Participant from sales of Registrable Securities exceeds the amount of any damages that such Participant has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

        The indemnity and contribution agreements contained in this Section 7 will be in addition to any liability which the Indemnifying Persons may otherwise have to the Indemnified Persons referred to above.


8.   RULE 144 AND RULE 144A

        The Issuer covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder in a timely manner and, if at any time the Issuer is not required to file such reports, it will, upon the request of any Holder of Registrable Securities, make publicly available other information so long as necessary to permit sales pursuant to Rule 144 and Rule 144A under the Securities Act. The Issuer further covenants that it will take such further action as any Holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 and Rule 144A under the Securities Act, as such Rules may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC.


9.   UNDERWRITTEN REGISTRATIONS

        If any of the Registrable Securities covered by any Shelf Registration are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will manage the offering will be selected by the Holders of a majority in aggregate principal amount of such Registrable Securities included in such offering and reasonably acceptable to the Issuer.

        No Holder of Registrable Securities may participate in any underwritten registration hereunder unless such Holder (a) agrees to sell such Holder's Registrable Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements, (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements and (c) at least 51% of the principal amount of outstanding Registrable Securities are included in such underwritten offering.


10.  MISCELLANEOUS

        (a) No Inconsistent Agreements. The Issuer has not, as of the date hereof, entered and shall not, after the date of this Agreement, enter into any agreement with respect to any of its securities that is inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof. The Issuer has not entered and will not enter into any agreement with respect to any of its securities which will grant to any Person piggy-back rights with respect to a Registration Statement.

        (b) Adjustments Affecting Registrable Securities. The Issuer shall not, directly or indirectly, take any action with respect to the Registrable Securities as a class that would adversely affect the ability of the Holders of Registrable Securities to include such Registrable Securities in a registration undertaken pursuant to this Agreement.

        (c) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Issuer has obtained the written consent of Holders of at least a majority of the then outstanding aggregate principal amount of Registrable Securities. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders of Registrable Securities whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect, impair, limit or compromise the rights of other Holders of Registrable Securities may be given by Holders of at least a majority in aggregate principal amount of the Registrable Securities being sold by such Holders pursuant to such Registration Statement, provided that the provisions of this sentence may not be amended, modified or supplemented except in accordance with the provisions of the immediately preceding sentence.

        (d) Notices. All notices and other communications (including without limitation any notices or other communications to the Trustee) provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, next-day air courier or telecopier:

            (i) if to a Holder of Registrable Securities, at the most current address given by the Trustee to the Issuer; and

            (ii) if to the Issuer, Crescent Real Estate Equities Limited Partnership, 777 Main Street, Suite 2100, Fort Worth, TX 76102, Attention:
Gerald W. Haddock, President and Chief Executive Officer of Crescent Real Estate Equities, Ltd.; with a copy to Shaw, Pittman, Potts & Trowbridge, 2300 N Street, N.W., Washington, D.C. 20037, Attention: Robert B. Robbins.

            All such notices and communications shall be deemed to have been duly given when delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; one business day after being timely delivered to a next-day air courier; and when receipt is acknowledged by the addressee, if telecopied.

            Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the trustee under the Indenture at the address specified in such Indenture.

        (e) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent Holders of Registrable Securities who shall be deemed to have agreed to the provisions hereof; provided, that, with respect to the indemnity and contribution agreements in Section 7, each Holder of Registrable Securities subsequent to the Initial Purchaser shall be bound by the terms thereof only if such Holder elects to include Registrable Securities in a Shelf Registration; provided, however, that this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a Holder unless and then only to the extent such successor or assign holds Registrable Securities.

        (f) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

        (g) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

        (h) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

        (i) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

        (j) Entire Agreement. This Agreement, together with the Purchase Agreement, is intended by the parties as a final expression of their agreement, and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein.

        (k) Securities Held by the Issuer or Its Affiliates. Whenever the consent or approval of holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Issuer or any of its affiliates (as such term is defined in Rule 405 under the Securities
Act) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.




                                    * * * * *

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.



                                    CRESCENT REAL ESTATE EQUITIES
                                    LIMITED PARTNERSHIP
                                    By:  Crescent Real Estate Equities, Ltd.



                                         By:
                                            ------------------------------------
                                            Name:
                                            Title:


                                    MERRILL LYNCH & CO.
                                    MERRILL LYNCH, PIERCE, FENNER &
                                             SMITH INCORPORATED
                                    SALOMON BROTHERS INC

                                    By:  Merrill Lynch, Pierce, Fenner & Smith
                                         Incorporated



                                         By:
                                            ------------------------------------
                                            Name:  Daniel  A. Rubenstein
                                            Title: Director